UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Trimble Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant): N/A

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
OF TRIMBLE INC.

May 11, 2023
This proxy statement supplement provides updated information with respect to the 2023 annual meeting of stockholders (the “Annual Meeting”) of Trimble Inc. (the “Company”) to be held on June 1, 2023. This supplement should be read in conjunction with the proxy statement filed by the Company with the Securities and Exchange Commission on April 18, 2023 (the “Proxy Statement”).
As described in a Current Report on Form 8-K filed by us with the SEC on May 3, 2023, Sandra MacQuillan, a member of the Company’s Board of Directors (the “Board”) and a nominee for re-election to the Board at the Annual Meeting, passed away on April 27, 2023. At this time, the Board has not determined to fill Ms. MacQuillan’s vacancy or appoint a successor nominee for election at the Annual Meeting and has instead elected to reduce the size of the Board to ten members at the present time.
The form of proxy card included with the Proxy Statement remains valid. Any votes that are submitted for Ms. MacQuillan will be disregarded. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote by submitting a new proxy card or voting instructions, disregarding Ms. MacQuillan’s name as a nominee for election as a director.